                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 8, 1999, with respect to the consolidated financial statements and schedules included in Pre-Effective Amendment No. 2 to the Registration Statement (Form S-3 Nos. 333-70871 and 333-70885) and related Prospectus of Global TeleSystems Group, Inc. dated on or about March 24, 1999.

                                            /s/ Ernst & Young LLP

Vienna, Virginia
March 18, 1999